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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2003

INTRUSION INC. (Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-20191 (Commission File Number)	75-1911917 (IRS Employer Identification No.)
1101 East Arapaho Road, Richardson, Texas (Address of Principal Executive Offices)		75081 (Zip Code)
(972) 234-6400 (Registrant's Telephone Number, Including Area Code)
NOT APPLICABLE (Former Name or Former Address, if Changed Since Last Report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        On March 11, 2003, we appointed KBA Group LLP to serve as our independent public accountants, replacing our former independent public accountants Ernst & Young LLP, effective immediately, subject to ratification by our stockholders at our 2003 annual meeting. The decision to change independent auditors was approved by our Board of Directors upon the recommendation and approval of our Audit Committee.

        Ernst & Young LLP's reports on our consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During our two most recent fiscal years and through the date of this Current Report on Form 8-K, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young LLP's satisfaction, would have caused them to make reference to the subject matter in connection with their reports on our consolidated financial statements and supporting schedules for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

        We provided Ernst & Young LLP with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Ernst & Young LLP's letter, dated March 11, 2003, stating their agreement with such statements.

        During our two most recent fiscal years and through the date of this Current Report on Form 8-K, we did not consult KBA Group LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (c)
  Exhibits

  16.1    Letter from Ernst & Young LLP to the Securities and Exchange Commission dated March 11, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRUSION INC.
Dated: March 11, 2003	By:	/s/ MICHAEL L. PAXTON Michael L. Paxton Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated March 11, 2003.

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  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX